Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Reports Fourth Quarter and Full Year 2020 Financial Results
Provides 2021 Financial Guidance
Full Year 2020 Highlights
•Net cash provided by operating activities of $12.3 million and free cash flow (a non-GAAP measure) of $10.4 million
•Consulting Fee Revenue (“CFR”) of $296.6 million
•Net loss of $8.2 million, which included $11.7 million non-cash charges and $0.6 million non-recurring charge
•Net income adjusted for these items (a non-GAAP measure) of $4.2 million
•Adjusted EBITDA (a non-GAAP measure) of $19.0 million
•Bookings of $360.9 million, producing a book-to-burn ratio of 121.7%
•At December 31, 2020:
◦Total cash of $41.4 million
◦Total liquidity of $45.9 million

PHILADELPHIA, PA - March 16, 2021 - Hill International, Inc. (NYSE:HIL) ("Hill" or the "Company"), the global leader in managing construction risk, announced today its financial results for the fourth quarter ("Q4 2020") and full year ended December 31, 2020.

“After a difficult start to the year due to the global impact of the COVID-19 pandemic on our operations, we generated momentum across our organization during the final three quarters of 2020 and have entered 2021 with a great sense of optimism," said Hill Chief Executive Officer Raouf Ghali. "We generated CFR of nearly $300 million, exceeded our gross margin estimate by over 100 bps, and delivered strong growth in Adjusted EBITDA and free cash flow. We managed our costs efficiently throughout 2020, and ended the year with a cash and liquidity profile that ranked among the strongest in Hill's recent history. We enjoyed another strong bookings year in 2020, and are encouraged by both the level of new awards we have secured thus far in 2021 and the outlook for additional new business development activity. Although our consulting fee revenue was negatively impacted by the pandemic due primarily to delayed project starts that manifested during most of 2020, we believe that many of these delayed projects will commence in 2021 as the effects of the pandemic subside."

Mr. Ghali continued, "In 2020 we were awarded over $190 million in global infrastructure awards. We believe that infrastructure will be a key driver of economic recovery in a post-pandemic world and we are well-positioned to capitalize on anticipated stimulus-related spending in both the U.S. and the European Union. These projects will likely emphasize creating a modern and sustainable infrastructure focused on end markets such as transit, aviation, power, housing and buildings - areas in which Hill has a long and distinguished history of successful project completion. We remain committed to growing our business, expanding our reach, and delivering value to our stakeholders."

"We more than doubled our unrestricted cash position to $34.2 million compared to year end 2019 and ended the year with robust free cash flow and a greatly improved liquidity profile." said Todd Weintraub, Hill's Chief Financial Officer. "We also were able to grow our adjusted EBITDA for 2020 by 12.4% over 2019 despite COVID-19 related headwinds to our CFR."

Q4 2020 Financial Results Overview

Hill's consulting fee revenue ("CFR") declined to $72.2 million in Q4 2020 from $76.8 million in the fourth quarter of 2019 ("Q4 2019"), primarily due to delayed projects starts and certain project suspensions due to the COVID-19 pandemic.

Selling, general, and administrative ("SG&A") expenses were $28.7 million, or 39.7% of CFR, compared to $23.6 million, or 30.7% of CFR, in Q4 2019. This increase is due to a net credit of $7.1 million received in Q4 2019 related to the collection of a fully reserved receivable from a project in Libya. Excluding this benefit, SG&A in Q4 2019 was $30.7 million, or 40.0% of CFR.

Operating profit for Q4 2020 was $6.3 million, a decrease from operating profit of $10.3 million in Q4 2019, driven primarily by the aforementioned collection of a reserved receivable in 2019 and the effects of COVID-19 on CFR when compared to last year's fourth quarter. Adjusted operating profit, a non-GAAP measure (see definition and reconciliation below), improved to $5.9 million in Q4 2020 from $2.8 million in Q4 2019.

Income tax expense in Q4 2020 rose to $4.4 million from an income tax benefit of $3.4 million in Q4 2019, due primarily to the reversal of an accrual related to the former claims business in 2019 and additional reserves recorded in 2020 related to uncertain tax positions.

Net loss attributable to Hill in Q4 2020 was $1.8 million, and included a $1.4 million non-cash charge related to the previously announced closure of Hill's Brazil operations ("the Brazil charge"). Net income attributable to Hill in Q4 2019 was $12.1 million and included a $7.1 million collection of an outstanding receivable from Libya ("the Libya Receivable"). Adjusted net loss, a non-GAAP measure (see definition and reconciliation in the table below), was $0.7 million in Q4 2020, compared to adjusted net income of $4.6 million in Q4 2019. The change from 2019 to 2020 was primarily due to the reversal of a tax accrual in 2019 discussed above.

Adjusted EBITDA, a non-GAAP measure (see definition and reconciliation below), rose to $5.7 million in Q4 2020, compared to $4.0 million in Q4 2019.

2020 Financial Results Overview

CFR for 2020 declined to $296.6 million from $308.6 million, due to the factors described above.

SG&A decreased to $109.2 million in 2020 as compared to $116.9 million in 2019 (excluding the Libya receivable), reflecting the cost containment initiatives implemented by Hill in response to the COVID-19 pandemic.

Operating profit was $10.5 million in 2020 as compared to $18.5 million in 2019. Adjusted operating profit, a non-GAAP measure (see definition and reconciliation below) improved to $17.4 million from $12.9 million in 2019.

Income tax expense in 2020 was $7.1 million as compared to an income tax benefit of $1.1 million in 2019, due primarily to the same factors impacting Q4 2020 and 2019 discussed above.

Net loss attributable to Hill was $8.2 million, or $0.14 per share, in 2020, including the non-cash $5.5 million Brazil charge. Net income was $14.1 million, or $0.25 per share, in 2019 and included the $7.1 million Libya Receivable. Adjusted net income for 2020, a non-GAAP measure (see definition and reconciliation below), was $4.2 million compared to $8.4 million in 2019.

Financial Condition and Backlog

Net cash provided by operating activities rose to $12.3 million at December 31, 2020 from $10.0 million at December 31, 2019. Free cash flow, a non-GAAP measure (see definition below), for 2020 was $10.4 million, which represents net cash provided by operating activities, less $1.8 million in purchases of property and equipment during the year. Free cash flow in 2019 was $6.0 million, which represents net cash provided by operating activities, less $3.9 million in property and equipment purchased during the year.

Unrestricted cash at December 31, 2020 was $34.2 million, a $1.0 million improvement from September 30, 2020 and a $18.3 million increase from December 31, 2019. The Company had approximately $11.7 million in available and undrawn credit facilities at December 31, 2020, compared to $3.3 million at September 30, 2020 and $14.7 million at December 31, 2019. The Company's total liquidity at December 31, 2020 was $45.9 million, as compared to $36.6 million at September 30, 2020 and $30.7 million at December 31, 2019.

Cash flow generation and the increases in cash and liquidity during the year were achieved primarily from the Company's operating activities. The Company also benefited from the deferral of certain payroll taxes permitted under the Coronavirus Aid, Relief and Economic Security Act (the "CARES ACT") and the suspension of the 401(k) matching for most of the year.

Backlog (which is a non-GAAP measure; see definition below) was $666.7 million at December 31, 2020.

2021 Financial Guidance

CFR for 2021 is expected to range between $320 - $330 million, representing an increase of between 8% - 11% from 2020. This increase is expected to consist of both new awards and extensions of existing contracts.

SG&A for 2021 is expected to increase from $109.2 million incurred in 2020. The outlook for SG&A reflects an anticipated rebound in activity as the effects of the COVID-19 pandemic subside and the Company's activity increases. The Company will continue to manage SG&A and its association with CFR relative to the evolving effects of COVID-19.

Adjusted EBITDA for 2021 is expected to range between $20 and $22 million, up from Adjusted EBITDA of $19.0 million for 2020 and representing growth of 5% - 16%.

Non-GAAP Measures

The following measures below are not measures of financial performance under U.S. generally accepted accounting principles ("GAAP") and should be considered in addition to and not as a substitute for, or superior to, the related measure of performance prepared in accordance with GAAP.

Backlog

Backlog represents the Company's estimate of the amount of uncompleted projects under contract and awards in-hand that are expected to be recognized as CFR in future periods as a component of total revenue. Hill's backlog is based upon the binding nature of the underlying contract, commitment or letter of intent, and other factors, including the economic, financial and regulatory viability of the project and the likelihood of the contract being extended, renewed or canceled. Although backlog reflects business that the Company considers to be firm, cancellations or scope adjustments may occur. It is an important indicator of future performance and is used by the Company in planning Hill's operational needs. Backlog is not a measure defined in GAAP and the Company's methodology for determining backlog may not be comparable to the methodology used by other companies in determining their backlog.

Adjusted Operating Profit (Loss)

Adjusted operating profit (loss) is operating profit (loss), adjusted to exclude non-recurring items and non-cash items including unrealized foreign currency exchange losses (gains), share-based compensation and the write-off of leasehold improvements previously included in property and equipment on the Company's consolidated balance sheets. The Company believes that adjusted operating profit (loss) is useful to investors and other external users of Hill's financial statements as a measure of a company's core ongoing operations, without regard to generally non-recurring items and non-cash activity.

Adjusted Net Income (Loss) Attributable to Hill

Adjusted net income (loss) attributable to Hill is net income (loss) attributable to Hill, adjusted to exclude non-recurring and non-cash items including unrealized foreign currency exchange losses (gains), share-based compensation and the write-off of leasehold improvements previously included in property and equipment on the Company's consolidated balance sheets. The Company believes that adjusted net income (loss) attributable to Hill is useful to investors and other external users of Hill's financial statements as a measure of a company's operating performance, without regard to generally non-recurring items and non-cash activity.

EBITDA and Adjusted EBITDA

Earnings before interest, taxes, depreciation and amortization ("EBITDA"), in addition to operating profit, net income, and other GAAP measures, is a useful indicator of Hill's financial and operating performance. Investors should recognize that EBITDA might not be comparable to similarly titled measures of other companies. The Company believes that EBITDA is useful to investors and other external users of Hill's financial statements in evaluating its operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Adjusted EBITDA is EBITDA, adjusted to exclude the impact of certain items, including non-recurring, one-time costs (as presented in the table below) and non-cash items such as unrealized foreign currency exchange losses (benefit) and share-based compensation expense. The Company believes that adjusted EBITDA helps its investors and other external users of Hill’s financial statements understanding of a company’s operating performance, without regard to non-recurring and other non-cash activity.

The Company does not provide a reconciliation of its 2020 financial guidance for such non-GAAP measure to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for non-recurring, one-time costs and other charges reflected in its reconciliation of historic numbers.

Free Cash Flow

Free cash flow, a non-GAAP measure, includes net cash provided by (used in) continuing operations, less purchases of property and equipment. Free cash flow is a useful indicator that provides additional perspective on Hill's ability to generate cash that is available to the Company for taxes and other corporate purposes. Investors should recognize that free cash flow might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

Conference Call

Management will host a conference call on Wednesday, March 17, 2021 at 9:00 am ET to discuss the results and business activities. Interested parties may participate in the call by dialing:

• (877) 407-9753 (Domestic) or
• (201) 493-6739 (International)

The call will also be accessible on the “Investor Relations” section of Hill’s website at www.hillintl.com. Click on “Financial Information” and then “Conferences and Calls”.

About Hill International

Hill International, with more than 2,700 professionals in approximately 69 offices worldwide, provides program management, project management, construction management, and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as the eighth-largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward Looking Statements

Certain statements contained herein may be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any statements of belief or intent, any statements concerning our plans, strategies, and objectives for future operations and any statements regarding our expectations for the timing of our work on projects are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties, including but not limited to the effects of any continued spread of the COVID-19 virus or effects of decreased oil and gas prices. Although we believe that the expectations, estimates, and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, and our expenses may be higher than anticipated. We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.	The Equity Group Inc.

Elizabeth J. Zipf, LEED AP BD+C	Devin Sullivan
Senior Vice President Hill International, Inc	Senior Vice President
One Commerce Square	(212) 836-9608
2005 Market Street, 17th Floor	dsullivan@equityny.com
Philadelphia, PA 19103
(215) 309-7707	Lena Cati
elizabethzipf@hillintl.com	Vice President
(212) 836-9611
lcati@equityny.com
### #### ###

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$34,229	$15,915
Cash - restricted	3,752	4,666
Accounts receivable, net	98,186	103,892
Accounts receivable - affiliates, net	23,285	18,776
Current portion of retainage receivable	11,775	16,459
Prepaid expenses and other current assets	9,378	9,340
Income taxes receivable	2,298	2,256
Total current assets	182,903	171,304
Property and equipment, net	9,443	11,895
Cash - restricted, net of current portion	3,432	4,401
Operating lease right-of-use assets	13,116	17,451
Financing lease right-of-use assets	288	—
Retainage receivable	6,044	5,695
Acquired intangibles, net	2,253	232
Goodwill	46,397	48,024
Investments	2,805	1,711
Deferred income tax assets	3,698	3,800
Other assets	1,620	5,038
Total assets	$271,999	$269,551
Liabilities and Stockholders’ Equity
Current maturities of notes payable and long-term debt	$987	$1,792
Accounts payable and accrued expenses	67,797	65,172
Income taxes payable	2,219	3,152
Current portion of deferred revenue	3,305	10,773
Current portion of operating lease liabilities	4,797	5,736
Current portion of financing lease liabilities	70	—
Other current liabilities	5,796	4,876
Total current liabilities	84,971	91,501
Notes payable and long-term debt, net of current maturities	48,294	41,150
Retainage payable	600	1,551
Deferred income tax liabilities	1,210	419
Deferred revenue	7,488	3,041
Non-current operating lease liabilities	13,184	17,030
Non-current financing lease liabilities	186	—
Other liabilities	6,778	4,631
Total liabilities	162,711	159,323
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 62,920 and 62,708 shares issued at December 31, 2020 and 2019, respectively	6	6
Additional paid-in capital	215,010	212,759
Accumulated deficit	(79,542)	(71,360)
Accumulated other comprehensive income (loss)	1,318	(3,817)
Treasury stock of 6,807 and 6,546 at December 31, 2020 and 2019, respectively	(29,056)	(28,231)
Hill International, Inc. share of equity	107,736	109,357
Noncontrolling interests	1,552	871
Total equity	109,288	110,228
Total liabilities and stockholders’ equity	$271,999	$269,551

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31, (1)		Twelve Months Ended December 31,
	2020	2019	2020	2019
Consulting fee revenue	$72,162	$76,838	$296,615	$308,620
Reimbursable expenses	19,953	6,989	71,909	67,817
Total revenue	92,115	83,827	368,524	376,437
Direct expenses	59,095	51,299	249,173	249,587
Gross profit	33,020	32,528	119,351	126,850
Selling, general and administrative expenses	28,672	23,580	109,215	109,746
Foreign currency exchange (benefit) loss	(699)	(662)	2,923	1,159
Plus: Share of profit of equity method affiliates	1,265	690	3,286	2,601
Operating profit	6,312	10,300	10,499	18,546
Less: Interest and related financing fees, net	1,354	1,387	5,224	5,795
Plus: Other (loss) income, net	(2,057)	(155)	(5,711)	394
Income (loss) before income taxes	2,901	8,758	(436)	13,145
Income tax expense (benefit)	4,358	(3,357)	7,134	(1,109)
Net (loss) income	(1,457)	12,115	(7,570)	14,254
Less: net income (loss) - noncontrolling interests	304	(6)	612	170
Net (loss) income attributable to Hill International, Inc.	$(1,761)	$12,121	$(8,182)	$14,084

Basic (loss) income per common share - Hill International, Inc.	$(0.03)	$0.21	$(0.14)	$0.25
Basic weighted average common shares outstanding	56,756	56,566	56,603	56,280

Diluted (loss) income per common share - Hill International, Inc.	$(0.03)	$0.21	$(0.14)	$0.25
Diluted weighted average common shares outstanding	56,756	56,566	56,603	56,280

(1) Amounts for the three months ended December 31, 2020 and 2019 are unaudited.

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended December 31,(1)		Twelve Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net (loss) income	(1,457)	12,115	(7,570)	14,254
Adjustments to reconcile net (loss) income to net cash provided by (used in):
Depreciation and amortization	658	1,389	4,038	3,824
Recovery of bad debts	(634)	(8,414)	(1,940)	(11,360)
Amortization of deferred loan fees	178	176	699	715
Deferred tax expense	282	92	782	751
Share-based compensation	390	260	2,006	2,514
Lease right-of use assets	972	(37)	4,135	3,899
Loss on liquidation of subsidiary	1,437	—	5,501	—
Foreign currency remeasurement losses (gains)	(699)	(1,009)	2,923	(905)
Accounts receivable	8,777	13,327	13,463	27,315
Accounts receivable - affiliates	1,785	6,791	(4,509)	485
Prepaid expenses and other current assets	3,567	(1,656)	1,149	(3,792)
Income taxes receivable	(458)	(756)	(419)	(1,504)
Retainage receivable	79	2,759	(337)	200
Other assets	(2,050)	(1,084)	(4,693)	(164)
Accounts payable and accrued expenses	(1,886)	(9,471)	(245)	(14,934)
Deferred payroll tax payments	912	—	3,623	—
Income taxes payable	209	(4,417)	(952)	(5,703)
Deferred revenue	(651)	(319)	(3,102)	(2,554)
Lease liabilities	(1,363)	(269)	(4,622)	(4,630)
Other current liabilities	(2,258)	388	1,168	124
Retainage payable	(222)	—	(952)	624
Other liabilities	1,444	(602)	2,132	820
Net cash provided by operating activities	9,012	9,263	12,278	9,979
Cash flows from investing activities:
Purchase of property and equipment	(742)	(978)	(1,843)	(3,936)
Acquisition of Grandfathered Engineering Corporation license	(1,050)	—	(1,050)	—
Net cash used in investing activities	(1,792)	(978)	(2,893)	(3,936)
Cash flows from financing activities:
Proceeds from term loan borrowings	19	—	1,310	—
Payments on term loans	(227)	(265)	(893)	(1,060)
Proceeds from revolving loans	15,144	27,226	53,630	37,296
Repayment of revolving loans	(23,509)	(36,384)	(47,777)	(41,361)
Proceeds from stock issued under employee stock purchase plan	24	27	245	194
Net cash provided by (used in) financing activities	(8,549)	(9,396)	6,515	(4,931)
Effect of foreign exchange rate changes on cash	637	933	540	763
Deconsolidated cash	—	—	9	—
Net increase in cash, cash equivalents and restricted cash	(692)	(178)	16,431	1,875
Cash, cash equivalents and restricted cash — beginning of year			24,982	23,107
Cash, cash equivalents and restricted cash — end of year			$41,413	$24,982

	Twelve Months Ended December 31,
Supplemental disclosures of cash flow information:	2020	2019
Interest and related financing fees paid	$4,670	$5,347
Income taxes paid	3,748	4,821
Transfer of proceeds from shares pledged as collateral to treasury stock	825	—
Cash paid for amounts included in the measurement of lease liabilities	8,448	8,164
Right-of-use assets obtained in exchange for operating lease liabilities (2)	1,293	21,351
Right-of-use assets obtained in exchange for finance lease liabilities	288	—
Cancellation of PIDC-Local Development Corporation forgivable loan	345	—
(1) Amounts for the three months ended December 31, 2020 and 2019 calculated based on the change between years ended December 31, 2020 and 2019 and the nine months ended September 30, 2020 and 2019 and are unaudited.
(2) Amount for the year December 31, 2019 relates to the Company's January 1, 2019 adoption of Accounting Standards Update ("ASU") 2016-2, Leases (Topic 842). See Note
14 - Leases to the Company's Consolidated Financial Statements for the year ended December 31, 2020.

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(In thousands)

The following table includes a reconciliation of these non-GAAP measures to its most directly comparable GAAP measure:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Operating profit	$6,312	$10,300	$10,499	$18,546
Adjustments to operating profit
Share-based compensation (1)	390	260	2,006	1,598
Unrealized foreign currency exchange (benefit) loss	(765)	(1,172)	2,634	(814)
Collection of Libya receivable, net (2)	—	(7,124)	—	(7,124)
Write-off of leasehold improvement (3)	—	—	1,582	—
Non-recurring activity (4)	—	500	636	646
Adjusted operating profit	$5,937	$2,764	$17,357	$12,852

Net (loss) income	(1,457)	12,115	(7,570)	14,254
Less: net income (loss) - noncontrolling interests	304	(6)	612	170
Net (loss) income attributable to Hill International, Inc.	$(1,761)	$12,121	$(8,182)	$14,084
Adjustments to net earnings (loss) attributable to Hill International, Inc.
Interest and related financing fees, net	1,354	1,387	5,224	5,795
Income tax expense (benefit)	4,358	(3,357)	7,134	(1,109)
Depreciation and amortization expense (3)	658	1,389	4,038	3,824
EBITDA	4,609	11,540	8,214	22,594
Adjustments to EBITDA:
Share-based compensation (1)	390	260	2,006	1,598
Unrealized foreign currency exchange (benefit) loss	(765)	(1,172)	2,634	(814)
Collection of Libya receivable, net (2)	—	(7,124)	—	(7,124)
Brazil Office Closure	1,437	—	5,501	—
Non-recurring activity (4)	—	500	636	646
Adjusted EBITDA	$5,671	$4,004	$18,991	$16,900

Net (loss) income attributable to Hill International, Inc.	$(1,761)	$12,121	$(8,182)	$14,084
Adjustments to net (loss) earnings attributable to Hill International, Inc.
Share-based compensation (1)	390	260	2,006	1,598
Unrealized foreign currency exchange (benefit) loss	(765)	(1,172)	2,634	(814)
Collection of Libya receivable, net (2)	—	(7,124)	—	(7,124)
Write-off of leasehold improvement (3)	—	—	1,582	—
Brazil Office Closure	1,437	—	5,501	—
Non-recurring activity (4)	—	500	636	646
Adjusted net (loss) income	$(699)	$4,585	$4,177	$8,390
(1) Share-based compensation excludes amounts paid related to the Company's Profit Improvement Plan during 2019 and accrued in previous years.

(2) The three and twelve months ended December 31, 2019 includes amount collected, net of amounts paid to subcontractors and other fees.

(3)The write-off of leasehold improvements that was incurred during the twelve months ended December 31, 2020 as a result of the sublease of the Company's corporate headquarters as part of its cost reduction initiatives was included in depreciation and amortization expense and is reflected in SG&A in the Company's consolidated statements of operations.

(4) Non-recurring activity includes costs incurred/(recovered) from the Company's Profit Improvement Plan during 2019 and the settlement of Hill's employer tax liability under its former subsidiary recognized during 2020, which are both reflected in SG&A within the Company's consolidated statements of operations.

(HIL-G)